March 5, 2025

Core Scientific Announces February 2025 Production and Operations Updates

Earned 215 Self-Mined Bitcoin for a Total of 471 Bitcoin Year-to-Date and Our Customers Earned an Estimated 16 Bitcoin at Our Data Centers in February

AUSTIN, Texas--(BUSINESS WIRE)-- Core Scientific, Inc. **(Nasdaq: CORZ)** ("Core Scientific" or "the Company"), a leader in digital infrastructure for high-performance computing and bitcoin mining, today released unaudited production and operations updates for February 2025.

Key Metrics Summary (unaudited)

Metric	February 2025	January 2025
Self-Mining Bitcoin Earned[1]	**215**	**256**
Hosting Bitcoin Earned by Customers[2]	**16**	**17**
Average Self-Mined Bitcoin Earned/Day	**7.7**	**8.3**
Self-Mining Energized Hash rate[3]	**18.4**	**18.5**
Hosting Energized Hash rate[4]	**1.0**	**1.0**
Total Energized Hash rate	**19.4**	**19.5**
Average Self-Mining Fleet Efficiency (J/TH)[5]	**24.4**	**24.5**

---

[1] **Self-Mining Bitcoin Earned** represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific

[2] **Hosting Bitcoin Earned** represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements

[3] **Self-Mining Energized Hash Rate** represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific's data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics

[4] **Hosting Energized Hash Rate** represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers

[5] **Average Self-Mining Fleet Efficiency (J/TH)** represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific's owned self-mining fleet.

Data Centers

As of month-end, the Company operated approximately 166,000 bitcoin miners in our data centers for both self-mining and hosting, representing a total energized hash rate of 19.4 EH/s. Digital Asset Self-Mining Core Scientific earned 215 bitcoin in February from its owned fleet of miners. As of month end, the Company operated approximately 159,000 owned bitcoin miners, representing approximately 96% of the bitcoin miners operating in its data centers and a total energized hash rate of 18.4 EH/s. Hosting Services for Bitcoin Mining In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 7,000 hosted, customer-owned bitcoin miners, representing approximately 4% of the bitcoin miners operating in the Company’s data centers as of February 28, 2025. Customer-owned bitcoin miners earned an estimated 16 bitcoin in February. Grid Support The Company reduced the consumption of power at its data centers on multiple occasions, delivering 50,373 megawatt hours to local electrical grids. ABOUT CORE SCIENTIFIC Core Scientific is a leader in digital infrastructure for high-performance computing. The company operates dedicated, purpose-built facilities and is a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn digital assets for our own account and to provide hosting services for large bitcoin mining customers and we are in the process of allocating and converting a significant portion of our nine operational data centers in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3), and our facility in development in Oklahoma to support artificial intelligence-related workloads under a series of contracts that entail the modification of certain of our data centers to deliver hosting services for high-performance computing (“HPC”). To learn more, visit www.corescientific.com. FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “opportunity,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “potential,” “hope” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements include, but are not limited, statements regarding potential benefits of or expectations regarding the strategic relationship, agreements and contemplated transactions with CoreWeave, impacts on the Company’s revenue, financial and other operating results, completion and timing of certain events, impacts on the Company’s trading multiple and ability to deliver shareholder value, the Company’s intention and ability to capitalize on additional or related opportunities, and the Company’s plans, objectives, expectations and intentions. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include, but are not limited to, unanticipated difficulties or expenditures relating to the strategic relationship, agreements and contemplated transactions with CoreWeave; the possibility that the anticipated revenue, financial and other operational benefits of the strategic relationship, agreements and contemplated transactions and additional opportunities are not realized when expected or at all; disruptions of current plans and operations caused by the announcement and execution of the strategic relationship, agreements and contemplated transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business, regulatory or employee relationships, including those resulting from the announcement or execution of the strategic relationship, agreements and contemplated transactions; unexpected risks or the materialization of risks that are greater than anticipated; unavailability of expected power or materially adverse changes in the terms associated with available power; occurrence of any event, change or other circumstance that could give rise to the termination of the contracts with CoreWeave; delays in required approvals; the availability of government incentives; and legal proceedings, judgments or settlements in connection with the strategic relationship, agreements and contemplated transactions, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those identified in the Company’s reports filed with the Securities and Exchange Commission, and if any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company does not assume any duty or obligation (and does not undertake) to update or supplement any forward- looking statements. Please follow us on: https://www.linkedin.com/company/corescientific/ https://X.com/core_scientific https://www.youtube.com/@Core_Scientific View source version on businesswire.com: https://www.businesswire.com/news/home/20250305567264/en/ Investors: ir@corescientific.com Media:

press@corescientific.com Source: Core Scientific, Inc.